Exhibit 99.1

NEWS RELEASE

CONTACT: Sara Grootwassink Chief Financial Officer Direct Dial: 301-255-0820 E-Mail: sgrootwassink@writ.com		6110 Executive Blvd., Suite 800 Rockville, Maryland 20852 Tel 301-984-9400 Fax 301-984-9610 www.writ.com

Newspaper Quote: WRIT

Page 1 of 6	FOR IMMEDIATE RELEASE	October 26, 2005

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES RESULTS FOR

THE QUARTER ENDED SEPTEMBER 30, 2005

Washington Real Estate Investment Trust (WRIT) reported the following results today:

	For the three months Ended September 30,		For the nine months Ended September 30,
	2005	2004	2005	2004
Net Income Per Share - Diluted	$0.32	$0.26	$1.58	$0.79
Funds from Operations (“FFO”) Per Share - Diluted	$0.53	$0.51	$1.53	$1.52

•	Third quarter 2005 Net Income per fully diluted share was $0.32, a $0.06 per share increase from the third quarter of 2004, due primarily to increases in occupancy, and a $3 million gain on the sale of a property. Net income per fully diluted share was $1.58 compared to $0.79 for the nine months ended September 30, 2005 and 2004, respectively. This increase was due to the $35.1 million gain on the sale of four properties in 2005 and recognition of the $1.9 million previously deferred gain from a property sale in November, 2004.

•	Funds from Operations (“FFO”) per fully diluted share, a non-GAAP financial measure, for the third quarter 2005 was $0.53, a $0.02 and 3.9% increase from the third quarter of 2004 due primarily to the increase in NOI from the properties acquired in 2004 and 2005. NOI is calculated as real estate rental revenue less real estate operating expenses. FFO per fully diluted share for the nine months ended September 30, 2005 was $1.53, compared to $1.52 per fully diluted share for the nine months ended September 30, 2004.

•	On October 3, 2005 we reopened our series of 5.35% senior unsecured notes due May 1, 2015 and sold an additional $100 million of notes at an effective yield of 5.49%. $93.5 million of the proceeds from the sale of these notes were used to repay borrowing under our lines of credit and the remainder may be used for the acquisition of real estate and general corporate purposes.

A reconciliation of net income to Funds from Operations is provided on the attached income statement.

“We are quite pleased with our portfolio performance this quarter,” stated Edmund B. Cronin, Jr., Chairman, President and CEO, “Overall occupancy increased 220 basis points over the same period last year, showing improvement in each of our sectors.”

Company Information

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington/Baltimore metropolitan region. WRIT owns a diversified portfolio of 68 properties consisting of 12 retail centers, 28 office properties, 19 industrial properties and 9 multifamily properties.

WRIT’s dividends have increased every year for 35 consecutive years. WRIT’s FFO per share has increased every year for 32 consecutive years. WRIT shares are publicly traded on the New York Stock Exchange (symbol: WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at 301-984-9400.

Certain statements in this press release and the supplemental disclosures attached hereto are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions, the timing and pricing of lease transactions and changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2004 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING RESULTS	2005	2004	2005	2004
Revenue
Real estate rental revenue	$48,939	$43,246	$140,788	$127,922
Other income	335	59	655	239

	49,274	43,305	141,443	128,161

Expenses
Real estate expenses	(14,929)	(13,148)	(43,075)	(38,360)
Interest expense	(9,798)	(8,760)	(27,668)	(25,949)
Depreciation and amortization	(11,988)	(10,017)	(35,467)	(29,027)
General and administrative	(2,036)	(1,616)	(6,361)	(4,572)

	(38,751)	(33,541)	(112,571)	(97,908)

Other income from property settlement	—	—	504	—

Income from continuing operations	10,523	9,764	29,376	30,253

Discontinued operations:
Income from operations of properties sold or held for sale	(100)	1,033	184	2,928
Gain on property disposed	3,038	—	37,011	—

Net Income	$13,461	$10,797	$66,571	$33,181

Income from continuing operations	$10,523	$9,764	$29,376	$30,253
Other income from property settlement	—	—	(504)	—
Continuing operations real estate depreciation and amortization	11,988	10,017	35,467	29,027

Funds from continuing operations	$22,511	$19,781	$64,339	$59,280

Income from discontinued operations before gain on disposal	$(100)	$1,033	$184	$2,928
Discontinued operations real estate depreciation and amortization	18	499	71	1,481

Funds from discontinued operations	$(82)	$1,532	$255	$4,409

Funds from operations(1)	$22,429	$21,313	$64,594	$63,689

Tenant improvements (3)	(1,544)	(1,561)	(5,412)	(6,375)
External and internal leasing commissions capitalized	(1,111)	(533)	(3,268)	(1,790)
Recurring capital improvements	(2,129)	(2,274)	(6,680)	(6,059)
Straight-line rents, net	(982)	(434)	(2,340)	(1,519)
Rent abatement amortization	(42)	331	(598)	908
Non real estate depreciation & amortization	431	424	1,266	1,298
Amortization of lease intangibles	(17)	8	—	(63)
Amortization of restricted share compensation	368	—	835	—
Other	—	—	301	—

Funds Available for Distribution(2)	$17,403	$17,274	$48,698	$50,089

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

	Three Months Ended September 30,		Nine Months Ended September 30,
Per Share Data	2005	2004	2005	2004
Income from continuing operations
(Basic)	$0.25	$0.23	$0.70	$0.73
(Diluted)	$0.25	$0.23	$0.70	$0.72
Net income
(Basic)	$0.32	$0.26	$1.58	$0.80
(Diluted)	$0.32	$0.26	$1.58	$0.79
Funds from continuing operations
(Basic)	$0.54	$0.47	$1.53	$1.42
(Diluted)	$0.53	$0.47	$1.52	$1.42
Funds from operations
(Basic)	$0.53	$0.51	$1.53	$1.53
(Diluted)	$0.53	$0.51	$1.53	$1.52

Dividends paid	$0.4025	$0.3925	$1.1975	$1.1575
Weighted average shares outstanding	42,005	41,648	42,088	41,619
Fully diluted weighted average shares outstanding	42,147	41,883	42,228	41,849

(1)	Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.
(2)	Funds Available for Distribution (“FAD”) is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization and (4) non-cash rent abatement amortization, and adding or subtracting amortization of lease intangibles, as appropriate. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
(3)	Tenant improvements for the nine months ended September 30, 2004 include payments to one tenant of $1.1 million.

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2005	December 31, 2004 (1)
Assets
Land	$226,217	$204,831
Income producing property	1,014,464	895,553
Accumulated depreciation and amortization	(229,490)	(200,375)

Net income producing property	1,011,191	900,009
Development in progress	23,222	12,280

Total investment in real estate, net	1,034,413	912,289
Investment in real estate held for sale, net	—	36,986
Cash and cash equivalents	6,067	5,562
Restricted cash	6,645	388
Rents and other receivables, net of allowance for doubtful accounts of 2,732 and 2,636, respectively	24,077	21,402
Prepaid expenses and other assets	41,139	35,046
Other assets related to properties held for sale	—	720

Total Assets	$1,112,341	$1,012,393

Liabilities
Accounts payable and other liabilities	$28,439	$22,586
Advance rents	5,522	5,108
Tenant security deposits	7,220	5,784
Other liabilities related to properties held for sale	—	848
Mortgage notes payable	170,393	173,429
Lines of credit	93,500	117,000
Notes payable	420,000	320,000

Total Liabilities	725,074	644,755

Minority interest	1,656	1,629

Shareholders’ Equity
Shares of beneficial interest, $.01 par value; 100,000 shares authorized: 42,125 and 42,000 shares issued and outstanding, respectively	421	420
Additional paid-in capital	407,614	405,030
Distributions in excess of net income	(19,361)	(35,545)
Less: Deferred compensation on restricted shares	(3,063)	(3,896)

Total Shareholders’ Equity	385,611	366,009

Total Liabilities and Shareholders’ Equity	$1,112,341	$1,012,393

(1)	Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Occupancy Levels by Core Portfolio(1) and All Properties

	Core Portfolio		All Properties
Sector	3rd QTR 2005	3rd QTR 2004	3rd QTR 2005	3rd QTR 2004
Multifamily	94.9%	91.4%	94.9%	91.4%
Office Buildings	90.2%	90.7%	90.4%	89.2%
Retail Centers	97.9%	94.6%	98.2%	94.6%
Industrial/Flex Centers	92.7%	92.6%	93.8%	92.8%

Overall Portfolio	92.5%	91.6%	92.9%	90.7%

(1)	Core portfolio properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q3 2005 and Q3 2004, core portfolio properties exclude Shady Grove Medical Village II, 8301 Arlington Boulevard, Dulles Business Park, 8230 Boone Boulevard, Tycon Plaza II, Tycon Plaza III, 7700 Leesburg Pike, Frederick Crossing, DBP Coleman Building, Albemarle Point, and Pepsi Distribution Center.

Acquisition Summary

	Acquisition Date	Square Feet	Leased Percentage at Acquisition	September 30, 2005 Leased Percentage	Investment
Frederick Crossing Shopping Center	03/23/05	294,724	100%	100%	$44,800
Frederick, MD

Coleman Building	04/08/05	59,767	64%	100%	$8,800
Chantilly, VA

Albemarle Point	07/29/05	296,105	97%	97%	$67,000
Chantilly, VA

Total					$120,600

Disposition Summary

	Disposition Date	Property Type	Square Feet	Sale Price (in thousands)	GAAP Gain
8230 Boone Blvd	11/15/04	Office	58,000	$10,000	$1,883	*
7700 Leesburg Pike	02/01/05	Office	147,000	$20,150	$8,527
Tycon Plaza II	02/01/05	Office	127,000	$19,400	$8,867
Tycon Plaza III	02/01/05	Office	137,000	$27,950	$14,696
Pepsi-Cola Distribution Center	09/08/05	Industrial	69,000	$6,000	$3,038

Total			538,000	$83,500	$37,011

*	Reflects the recognition in the 2nd Quarter, 2005, of deferred gain in conjunction with the property disposal in November 2004.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Conference Call Information

WRIT will conduct a Conference/Webcast Call to discuss 3rd Quarter on Thursday, October 27, 2005 at 9:00 AM, Eastern Time. Conference call access information is as follows:

USA Toll Free Number:	1-888-271-8857
International Toll Number:	1-706-679-7697
Leader:	Sara Grootwassink
Conference ID:	1039867

The instant replay of the Conference Call will be available until November 11, 2005 at 11:59 PM Eastern Time. Instant Replay access information is as follows:

USA Toll Free Number:	1-800-642-1687
International Toll Number:	1-706-645-9291
Conference ID:	1039867

The live on-demand webcast of the Conference Call will also be available on WRIT’s website at www.writ.com. The on-line playback of the webcast will be available at www.writ.com for 30 days following the Conference Call.